Exhibit 99.2
FREMONT GENERAL CORPORATION ANNOUNCES RECEIPT BY ITS
BANK SUBSIDIARY OF A DIRECTIVE FROM ITS BANKING REGULATORS
THAT REQUIRES THE BANK TO TAKE PROMPT CORRECTIVE ACTION
AND IMPOSES CERTAIN RESTRICTIONS
     (BREA, CALIFORNIA) – March 28, 2008: Fremont General Corporation (“Fremont General” or the “Company”) (NYSE: FMT), doing business primarily through its wholly-owned bank subsidiary, Fremont Investment & Loan (“Bank”), announced today that on March 26, 2008, the Federal Deposit Insurance Corporation (“FDIC”), with the concurrence of the California Department of Financial Institutions (“DFI”), issued a Supervisory Prompt Corrective Action Directive (“Directive”) to the Bank, to Fremont General and to Fremont General Credit Corporation (“FGCC”), the Company’s wholly-owned subsidiary and direct parent to the Bank. The Directive requires the Bank, the Company and FGCC to take one or more of the following actions to recapitalize the Bank within 60 days, or by May 26, 2008. The Directive provides:
•	The Bank shall sell enough voting shares or obligations of the Bank so that the Bank will be “adequately capitalized,” as defined under the Federal Deposit Insurance Act and the related FDIC regulations, after the sale; and/or

•	The Bank shall accept an offer to be acquired by a depository institution holding company or combine with another insured depository institution; and

•	Fremont General and FGCC shall divest themselves of the Bank.
     In the Directive, the FDIC has categorized the Bank as being an “undercapitalized” depository institution, as defined under the FDIA and FDIC rules and regulations.
     The Directive also sets forth certain limitations and restrictions on the Bank and its business. The Directive restricts the interest rates that the Bank may pay on deposits to prevailing rates paid on deposits of comparable amounts and maturities paid by other FDIC insured depository institutions in the State of California. In addition, the Bank is not permitted to make any capital distributions to the Company, FGCC or any affiliate of the Bank, or to pay bonuses or increase the compensation of any director or officer of the Bank. The Directive further restricts transactions between the Bank and its affiliates. This Directive provides that it will remain in effect until the Bank is “adequately” capitalized on average for four consecutive calendar quarters, unless the Directive is otherwise modified, terminated, suspended or set aside by the FDIC. The Bank is and continues to be subject to the requirements and obligations set forth in the FDIC Cease and Desist Order dated March 7, 2007 and the DFI Final Order dated April 13, 2007.

     The Company previously announced on February 28, 2008, that the Company and the Bank have hired the investment banking firms of Credit Suisse Securities (USA), LLC and Sandler O’Neill & Partners, LP to develop and implement strategic initiatives in an attempt to raise additional capital, as well as explore the possible sale or merger of the Company and/or the Bank or the sale of assets. There is no assurance that the Company and the Bank will be successful in any of their efforts to develop and implement such a strategy to comply with the Directive or to otherwise address the capital needs of the Company and/or the Bank.
About Fremont General
     Fremont General Corporation is a financial services holding company with $8.8 billion in total assets, at September 30, 2007. The Company is engaged in deposit gathering through a retail branch network located in the coastal and Central Valley regions of Southern California and residential real estate mortgage servicing through its wholly-owned bank subsidiary, Fremont Investment & Loan. Fremont Investment & Loan funds its operations primarily through deposit accounts sourced through its 22 retail banking branches which are insured up to the maximum legal limit by the FDIC.
     The Retail Banking Division of the Bank continues to offer a variety of savings and money market products as well as certificates of deposits across its 22 branch network. Customer deposits remain fully insured by the FDIC up to at least $100,000 and retirement accounts remain insured separately up to an additional $250,000.
     To find out more about Fremont General, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com.
Regulatory Filings
     The Company’s periodic reports as filed with the Securities and Exchange Commission (“SEC”) can be accessed at www.fremontgeneral.com and on the EDGAR’s section of the SEC’s website at www.sec.gov.
Forward-Looking Statements
     This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company and its subsidiaries. These statements and the Company’s reported results herein are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from historical results and those anticipated by the Company for the fiscal year ending December 31, 2008 as a result of various factors which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Reports on Form 10-Q, and its reports on Form 8-K and other documents filed by the Company with the SEC from time to time. The Company does not undertake to update or revise forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws.